Exhibit 99.1
Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)

Consolidated Financial Statements Cornerstone Generation, LLC and Subsidiaries (A Delaware Limited Liability Company) Year Ended December 31, 2025 With Report of Independent Auditors

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Consolidated Financial Statements
Year Ended December 31, 2025

[RSM US LLP LOGO]
Independent Auditor’s Report
The Board of Directors
Cornerstone Generation, LLC and Subsidiaries
Opinion
We have audited the consolidated financial statements of Cornerstone Generation, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2025, and the related consolidated statement of operations and comprehensive loss, changes in member’s equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ RSM US LLP
Houston, Texas
April 30, 2026

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Consolidated Balance Sheet
(In Thousands)

December 31
2025
Assets
Current assets:
Cash	$ 109,371
Accounts receivable – trade	15,928
Other receivables	1,835
Fuel inventory	4,269
Prepaid expenses and other current assets	7,311
Derivative instruments, energy	241
Total current assets	138,955

Property, plant and equipment, net	2,621,417
Spare parts inventory	54,793
Intangibles, net	19,447
Other non-current assets	10,550
Total assets	$ 2,845,162

Liabilities and member’s equity
Current liabilities:
Current portion of long-term debt	$ 14,000
Accounts payable and other accrued liabilities	27,182
Accrued interest and fees	13,766
Derivative instruments, energy	56,590
Derivative instruments, interest rate swaps	107
Total current liabilities	111,645

Long-term debt	1,346,112
Asset retirement obligation	5,404
Derivative instruments, energy	31,100
Derivative instruments, interest rate swaps	1,889
Total liabilities	1,496,150

Commitments and Contingencies (Note 5)

Member’s equity	1,349,012
Total liabilities and member’s equity	$ 2,845,162
See accompanying notes.

3

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Consolidated Statement of Operations and Comprehensive Loss
(In Thousands)

Year Ended December 31
2025

Operating revenues, net	$ 323,202

Operating expenses[1]	(204,102)
General and administration expenses[2]	(5,542)
Depreciation and amortization	(50,627)
Total operating costs and expenses	(260,271)
Operating income	62,931

Interest expense, net	(65,912)
Net loss	(2,981)
Comprehensive loss	$ (2,981)
See accompanying notes.

1 These amounts include activities with related parties of $0.2 million. See Note 5. Commitments and Contingencies for further information on related party transactions and amounts.
2 These amounts include activities with related parties of $3.4 million. See Note 5. Commitments and Contingencies and Note 6. Stock-based Compensation for further information on related party transactions and amounts.

4

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Member’s Equity
(In Thousands)

Member’s Equity

Balance, December 31, 2024	$ –
Contributions related to ECP Aggregator’s Business Combination	694,539
Other contributions	1,152
Non-cash contribution of gas-fired net assets	2,707,741
Distributions related to ECP Aggregator’s Business Combination	(2,051,439)
Net loss	(2,981)
Total comprehensive loss	(2,981)
Balance, December 31, 2025	$ 1,349,012
See accompanying notes.

5

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Consolidated Statement of Cash Flows
(In Thousands)

Year Ended December 31
2025
Operating activities
Net loss	$ (2,981)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	50,627
Amortization of debt discount	219
Amortization of deferred financing fees	2,009
Net fair value changes related to derivatives	47,653
Asset retirement obligation accretion	139
Lower of cost or market adjustment	540
Other non-cash expenses	1,152
Changes in operating assets and liabilities:
Accounts receivable – trade	23,238
Other receivables	1,492
Fuel inventory	(382)
Prepaid expenses and other current assets	(5,982)
Spare parts inventory	(229)
Accounts payable and other accrued liabilities	(22,873)
Accrued interest and fees	13,766
Net cash provided by operating activities	108,388

Financing activities
Capital contribution	694,539
Distribution	(2,051,439)
Deferred finance costs	(34,829)
Proceeds from short-term debt	21,264
Payments of short-term debt	(21,264)
Proceeds from long-term debt	1,396,212
Payments of long-term debt	(3,500)
Net cash provided by financing activities	983

Net increase in cash, cash equivalents and restricted cash	109,371
Cash, cash equivalents and restricted cash beginning of year	–
Cash, cash equivalents and restricted cash end of year	$ 109,371

Supplemental cash flow disclosures
Cash paid for interest	$ 27,222
See accompanying notes.

6

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements
December 31, 2025
1. Organization
Cornerstone Generation, LLC (“Cornerstone” or the “Company”), formerly known as Airborne Gas Purchaser, LLC, is a Delaware limited liability company formed on August 26, 2024, and renamed on October 7, 2024. The Company is indirectly owned by various funds managed by Energy Capital Partners Management, LP (“ECP”).
On August 11, 2025 (the “Contribution Date”), ECP Generation Aggregator, LLC (“ECP Aggregator”), an indirect parent entity of the Company, contributed to the Company equity interests in three natural gas‑fired power generation facilities and a related marketing entity (the “Contribution”). See Note 4. Business Combination and Contribution for additional disclosures. The accompanying consolidated financial statements include the results of these operations from the Contribution Date through December 31, 2025. From formation through the Contribution Date, the Company had no significant operations except for the ticking fees. See Note 7. Credit and Financing Facilities for additional disclosures.
Following the Contribution, the Company owns and operates natural gas‑fired electric generation facilities located in the PJM Interconnection, LLC (“PJM”) region. The Company sells power, capacity, and ancillary services and purchases natural gas (and, to a lesser extent, fuel oil) for use in its facilities. The Company may also enter into commodity and other contracts, including derivative instruments, to manage exposures arising from forecasted generation and fuel requirements, consistent with its risk management strategy.
As of December 31, 2025, the Company’s wholly owned subsidiaries include Cornerstone Generation Marketing, LLC (formerly known as Lightstone Marketing LLC) and the following generation facilities: Lawrenceburg Power, LLC (“Lawrenceburg”), Waterford Power, LLC (“Waterford”) and Darby Power, LLC (“Darby”).

	Year Operational	Size in MWs (nameplate)	Ownership Percentage

Lawrenceburg	2004	1,196	100%
Waterford	2003	893	100%
Darby	2001/2002	427	100%

7

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Lawrenceburg is a 1,196-megawatt nameplate combined-cycle natural gas-fired facility located in Dearborn County, Indiana, serving the PJM region. The gas fired project consists of 2 steam turbines and 4 gas turbines. The facility has an interconnection to Texas Gas Transmission LC.
Waterford is a 893-megawatt nameplate combined-cycle natural gas-fired facility located in Washington County, Ohio, serving the PJM region. It is comprised of one steam turbine and three gas turbines. The facility has a gas interconnection to Texas Eastern Transmission LP.
Darby is a 427-megawatt nameplate natural gas-fired combustion turbine located in Pickaway County, Ohio, serving the PJM region. It is comprised of six independent combustion turbines. The facility has a gas interconnection to Columbia Gas Transmission LLC.
2. Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the accounts and operations of Cornerstone and its subsidiaries. All intercompany transactions and balances have been eliminated.
3. Summary of Significant Accounting Policies
Use of Estimates
Management makes estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities and reported amounts of revenues and expenses to prepare the accompanying consolidated financial statements in conformity with U.S. GAAP. Actual results could differ from those estimates.
Cash and Cash Equivalents
All highly liquid investments with maturities of three months or less at the date of acquisition are considered cash equivalents. As of December 31, 2025, the Company did not have any cash equivalents or restricted cash balances.
Accounts Receivable
Accounts receivable primarily consist of amounts owed to the Company, net of discounts and allowances, for electricity, capacity and ancillary services delivered to PJM in the United States. Cornerstone had receivables from sales to PJM of $15.9 million as of December 31, 2025. Amounts due from PJM are received weekly in accordance with PJM’s published billing schedule. The Company reviews outstanding accounts receivable and writes off uncollectable balances as necessary. The Company has not experienced any write-off of receivables. Accordingly, the Company had no allowance for credit losses as of December 31, 2025.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Other Receivables
Other receivables include realized settlement amounts owed to the Company under its commodity derivative agreements. The Company reviews these and writes off uncollectable balances as necessary. The Company had no allowance for credit losses as of December 31, 2025.
Other Non-current Assets
Other non-current assets consists of deposits paid by the Company as collateral against letters of credit issued and held by service providers in accordance with contractual terms.
Fuel Inventory
Fuel inventory primarily consists of fuel oil and natural gas used to generate electricity as well as surplus emission allowances. Fuel inventory is valued at the lower of cost or net realizable value and is expensed as it is used in the production of electricity under the weighted average cost method. Emission allowances are valued at the lower of cost or net realizable value and are expensed as surrendered under the first-in first-out method.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of insurance premiums, contractual service agreement fees, and other miscellaneous fees. Amounts are amortized as expenses are incurred or services are rendered.
Property, Plant and Equipment, Net
Property, plant and equipment is stated at cost or, in the case of business acquisitions, acquisition date fair value, net of accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful life of the assets. Additions and improvements extending assets’ lives are capitalized, while repairs and maintenance are charged to expense as incurred.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Property, plant and equipment, net consisted of:

	Remaining Depreciable Life	December 31
	(In Years)	2025
		(In Millions)

Land		$ 17.0
Property and equipment	20	2,655.0
		2,672.0
Less accumulated depreciation		(50.6)
Property, plant and equipment, net		$ 2,621.4

Depreciation expense was $50.6 million for the year ended December 31, 2025.
Spare Parts Inventory
Spare parts inventory includes critical spare parts, materials and supplies held for use which are consumed in the maintenance and operating activities of the generating facilities. Materials and supplies are charged to spare parts inventory when purchased and are expensed or capitalized, as appropriate, when issued. Materials and supplies are valued using the average costing method, or in the case of business acquisitions, acquisition date fair value. Inventory is required to be valued at lower of cost and net realizable value. Obsolete materials and supplies are expensed.
Intangible Assets
The Company accounts for intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other. The intangible assets relate to advance payments made under multi-year agreements. Intangible assets are stated at cost less accumulated amortization and impairment, if any. Amortization is calculated based on the timing of when the work is expected to be performed under the contracts, which is predominantly expected in 2026 for $11.1 million and 2027 for $8.3 million.
No amortization expense was recognized for the year ended December 31, 2025.
Impairment of Long-Lived Assets
ASC 360, Property, Plant and Equipment, requires both long-lived assets and intangible assets with determinable useful lives be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of the asset to its expected future undiscounted cash flows. If the carrying amount of the asset is greater than the assets undiscounted cash flows, the asset is considered impaired. In such circumstances, the impairment recognized is measured by the amount by which the carrying

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
amount of the asset exceeds its fair value. The impairment is charged to earnings. No impairments were recognized during the year ended December 31, 2025.
Stock-based Compensation
The Company accounts for stock‑based compensation in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”). Stock‑based awards granted to its board members and non‑employees are measured at fair value on the grant date and recognized as compensation expense over the requisite service period, which is generally the vesting period. The Company accounts for forfeitures as they occur.

Asset Retirement Obligation
ASC 410, Asset Retirement and Environmental Obligations, requires legal obligations associated with the retirement of long-lived assets (“AROs”) to be recognized at their fair value at the time the obligation is incurred. Upon initial recognition, the ARO liability was recorded at fair value as of the Contribution Date.
Subsequent to initial recognition and up to settlement of the ARO, the liability is accreted to earnings while the corresponding increase to long-lived assets is depreciated over its respective useful life. Changes in the estimate of timing and cost to settle the obligation are recognized in the period of change as an increase or decrease in the carrying amount of the ARO and the related asset retirement cost.
The Company’s AROs relate to the restoration of lands to their original state. Activity for the AROs is summarized in the table below.

For the Year Ended December 31
2025
(In Millions)

Asset retirement obligations as of January 1, 2025	$ -
Asset retirement obligations as of the Contribution Date	5.3
Accretion expense	0.1
Asset retirement obligations at the end of the year	$ 5.4

There are no asset retirement obligations expected to be settled within the next twelve months; accordingly, all asset retirement obligations are classified as non-current.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The comprehensive revenue recognition standard supersedes all pre-existing revenue recognition guidance. The core principle of ASU 2014-09 is that a company will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Operating revenues are comprised of energy generation sales, capacity sales and ancillary services related to the Company’s electric power generation facilities.
Energy and capacity sales and services are sold at market-based prices through PJM. Cornerstone has the right to participate in the PJM markets pursuant to the Market Participant Agreement. Revenues also include net realized and unrealized gains and losses on derivative financial instruments used to manage market risks based on ASC 815, Derivatives and Hedging (“ASC 815”). See Note 8. Derivative Instruments and Hedging Activities for additional disclosures.
Energy Revenue

Energy revenues are recognized over time using the output method based on megawatt hours delivered or other applicable performance measurements and cash is settled shortly after invoicing. Energy revenues are delivered as a series of distinct services and are accounted for as a single performance obligation.

Capacity Revenue

The Company offers generation capacity into competitive PJM auctions in exchange for revenue from awarded capacity offers. Capacity ensures installed generation and demand response is available to satisfy system integrity and reliability requirements. Capacity revenues are recognized when the performance obligation is satisfied ratably over time as the power generation facilities stand ready to deliver power to PJM. Penalties are assessed by PJM against generation facilities if the facility is not available during the capacity period and are recorded as a reduction to revenue.
Ancillary Revenue

Ancillary revenues are recognized over time using the output method based on applicable performance measurements and cash is settled shortly after invoicing. These revenues relate to additional contractual requirements from PJM that support the grid reliability, such as emergency response and voltage control. Ancillary revenues are delivered as a series of distinct services and are accounted for as a single performance obligation.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Other Revenues

Other revenues, as included in the tables of disaggregated revenue below, represent amounts accounted for under ASC 815, and are comprised of net realized and unrealized gains and losses on derivative financial instruments used to manage market risks. See Note 8. Derivative Instruments and Hedging Activities for additional disclosures.
The following table represents the Company’s disaggregation of revenue for the year ended December 31, 2025:

December 31
2025
(In Millions)

Energy revenue	$ 279.9
Capacity revenue	76.0
Ancillary revenue	5.4
Other revenues:
Loss on realized hedge settlements	(5.9)
Loss on unrealized hedge settlements	(32.0)
Total operating revenues, net	$ 323.2

Remaining Unsatisfied Performance Obligations
As of December 31, 2025, the Company has future fixed fee performance obligations that are unsatisfied, or partially unsatisfied, relating to capacity contracts with PJM and other customers for which the total consideration is fixed and determinable at contract execution. The capacity contracts have remaining duration through 2035. See the table below for the remaining unsatisfied performance obligations as of year end.

	2026	2027	2028	2029	2030	2031 and thereafter
	(In Millions)

Remaining performance obligations	$215.6	96.6	30.6	50.3	56.4	226.3

The Company has elected to not disclose the value of unsatisfied performance obligations for energy and ancillary revenue contracts, as these amounts are variable consideration allocated

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
entirely to a wholly unsatisfied performance obligation that forms part of a single performance obligation.
Derivative Financial Instruments
The Company enters into agreements that meet the definition of a derivative in accordance with ASC 815. These agreements are entered into to mitigate or eliminate market and financial risks.
ASC 815 provides for three different ways to account for derivative instruments: (i) as an accrual agreement, if the criteria for the “normal purchase normal sale” exception are met and documented; (ii) as a cash flow or fair value hedge, if the specified criteria are met and documented; or (iii) as a mark-to-market agreement with changes in fair value recognized in current period earnings.
All derivative instruments that do not qualify for the normal purchase normal sale exception are recorded at fair value in derivative instruments assets and liabilities on the accompanying consolidated balance sheet.
The Company has not elected hedge accounting for its derivative instruments. Therefore, all gains and losses resulting from changes in the market value of the derivative instruments contracts are recorded in the accompanying consolidated statement of operations and comprehensive loss in the current period. See Note 8. Derivative Instruments and Hedging Activities for additional disclosures.
Debt Issuance Costs and Deferred Financing Costs
Debt issuance costs and deferred financing costs are presented in the accompanying consolidated balance sheet as a direct deduction from the carrying amount of the related debt and are amortized, using the effective interest method, as interest expense over the contractual lives of the related credit facilities or notes.
Income Taxes
The Company is taxed as a partnership and accordingly, no provision for federal or state income taxes has been recorded at the Company level. Income taxes are the responsibility of the members and are accounted for outside the Company’s consolidated financial statements.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Leases
The Company evaluates its contracts for lease accounting at the contract inception or business acquisition date and assesses the lease classification at the commencement date. The Company did not have any material right-ofuse (“ROU”) assets or lease liabilities as of December 31, 2025.
The Company elected the short-term lease exemption for all contracts with a term of twelve months or less. These leases are not recognized on the balance sheet, and costs are recognized over the lease term. The variable lease expense for the year ended December 31, 2025, was $0.7 million.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, trade receivables and derivative financial instruments.
Cash accounts are maintained at a limited number of financial institutions in accordance with the Company’s debt arrangements. This concentration increases the risk that a default by any of these counterparties could have a material effect on the Company’s financial condition, results of operations, and liquidity.
Trade receivables represent amounts due from PJM and are concentrated within the energy industry. This industry concentration may impact the Company’s overall exposure to credit risk, either positively or negatively, in that PJM may be similarly affected by changes in economic, industry or other conditions. The Company performs ongoing evaluations of its customers’ financial condition as well as general economic conditions and, generally, requires no collateral from its customers. For the year ended December 31, 2025, the majority of revenues, excluding hedge transactions, were derived from PJM.
The Company does not enter into financial instruments for trading or speculative purposes. The Company enters into derivative instrument contracts with high credit quality financial institutions. The counterparties to the Company’s derivative instrument contracts are major financial institutions, and there is no significant concentration of exposure with any one counterparty.
Risks and Uncertainties
As with any power generation facility, operation of Cornerstone involves risk, including the performance of the facilities below expected levels of efficiency and output, shutdowns due to the breakdown or failure of equipment or processes, supply chain delays of major equipment, violations of permit requirements, operator error, labor disputes, public health threats or communicable diseases, pandemics, or catastrophic events such as fires, earthquakes, floods,

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
explosions, or other similar occurrences affecting a power generation facility or its power purchasers. In addition, the power generation facilities operate as merchant plants and are impacted by changes in natural gas and regional power market conditions, weather, as well as changes in the rules and regulations governing these markets. The occurrence of any of these events could significantly reduce or eliminate certain revenues generated by the Company or significantly increase the expenses of the Company and adversely impact the Company’s ability to make payments on its debt when due.
Environmental and Regulatory Matters
Cornerstone operates in a highly regulated industry and is subject to federal and state laws and regulations affecting the power generation industry. The Company is subject to numerous environmental laws that govern the ownership and operation of power plants. These laws generally require that governmental permits and approvals be obtained and maintained during operation of power plants. Federal and state environmental requirements concerning air quality, greenhouse gas emissions, combustion byproducts, and water discharge and use have become more stringent over time. Future laws may require the addition of emissions controls or other environmental controls or impose additional restrictions on the Company's operations.
A number of regulations that affect the Company have been and continue to be revised by the Environmental Protection Agency, including requirements regarding national ambient air quality standards revisions and implementation, and effluent limitation guidelines. Cornerstone will evaluate the impact of these regulations as they are revised or new rules promulgated but cannot fully predict the impact of proposed revisions or new rules until the final rules are promulgated and any legal challenges to such rules are finally resolved in a court of competent jurisdiction.
Commitments and Contingencies
The Company is party to claims and proceedings arising in the normal course of business. Management assesses each matter and determines the likelihood a loss has been incurred and the amount of such loss if it can be reasonably estimated in accordance with ASC 450, Contingencies. Management reviews such matters on an ongoing basis. Contingencies are evaluated based on estimates and judgments made by management with respect to the likely outcome of such matters. Management’s estimates could change based on new information.
Fair Value Measurements
Fair value, as defined in ASC 820, Fair Value Measurements and Disclosures, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).
The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company primarily applies the market approach for recurring fair value measurements and endeavors to utilize the best available information.
Accordingly, the valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs.
The carrying amounts of cash, cash equivalents, restricted cash, trade accounts receivable, other receivables and accounts payable are equal to, or approximate, their fair values due to the short-term maturity of those instruments.
Cornerstone applies recurring fair value measurements to derivative assets and liabilities. In determining fair value, the Company generally uses the market approach and incorporates assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation techniques. These inputs can be readily observable, market corroborated, or generally unobservable internally developed inputs. See Note 8 - Derivative Instruments and Hedging Activities for additional disclosures.
Recent Accounting Pronouncements (Adopted)
In March 2024, the FASB issued ASU 2024-01, Compensation – Stock Compensation: Scope Application of Profits Interest and Similar Awards (“Updated 2024-01”). This update adds an illustrative example to demonstrate how an entity should apply the scope guidance to determine whether profits interest awards should be accounted for in accordance with ASC 718. The company adopted Updated 2024-01 as of January 1, 2025 on a prospective basis, and the adoption did not have a significant impact on the accounting for Stock-based Compensation.
4. Business Combination and Contribution
On August 11, 2025 (the “Acquisition Date”), the Company and an affiliated entity of the Company collectively completed a transaction pursuant to which certain gas-fired and coal-fired power generation businesses were acquired from third-party sellers (the “Business Combination”) for a total of $2.291 billion, including a net working capital adjustment of $91.1 million. The Business Combination was executed through multiple legal entities, including Cornerstone, which were sponsored and controlled by ECP Aggregator, which was determined to be the accounting acquirer under ASC 805, Business Combinations (“ASC 805”).
Financing and Settlement of Consideration
In connection with the closing of the Business Combination, ECP Aggregator funded a portion of the acquisition consideration through the Company. Specifically, ECP Aggregator contributed cash of $695 million to the Company, and the Company incurred acquisition-related debt with

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
gross proceeds of $1.416 billion and net proceeds of $1.356 billion. See Note 7. Credit and Financing Facilities for additional disclosures. Using these funds, and on behalf of ECP Aggregator, the Company distributed $2.051 billion to the sellers or on behalf of the sellers.
For accounting purposes, the cash contributed by ECP Aggregator and amounts distributed by the Company on behalf of ECP Aggregator were reflected as member’s equity contributions and distributions, respectively, in the accompanying consolidated financial statements.
Contribution of Generation Facilities and Accounting Treatment
Subsequent to the closing of the Transaction, ECP Aggregator contributed to the Company 100% of the equity interests in three natural gas-fired power generation facilities, together with a related marketing entity. Because the Contribution occurred between entities under common control, the Company accounted for the Contribution as a transfer between entities under common control in accordance with ASC 805.
Accordingly, the Company recorded the Contribution of the net assets at ECP Aggregator’s carrying amounts of $2.708 billion, which reflect preliminary acquisition-date values established in ECP Aggregator’s acquisition accounting under ASC 805. ECP Aggregator is in the process of finalizing the valuation of the acquired assets and liabilities, and the carrying values recognized by the Company may be adjusted as that process is completed.
Carrying Amounts of Net Assets Contributed
The following table summarizes the carrying amounts at the Acquisition Date of the net assets contributed by ECP Aggregator:

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

In thousands	Amount
2025
Assets
Current assets:
Accounts receivable – trade	$ 39,166
Other receivables	3,327
Fuel inventory	4,427
Prepaid expenses and other current assets	1,329
Derivative instruments, energy	13
Total current assets	48,261

Property, plant and equipment	2,672,044
Spare parts inventory	54,564
Intangibles	19,447
Derivative instruments, energy	1,376
Other non-current assets	10,549
Total assets	$ 2,806,241

Liabilities
Current liabilities:
Account payable and other accrued liabilities	$ 50,054
Derivative instruments, energy	35,511
Total current liabilities	85,565

Asset retirement obligation	5,265
Derivative instruments, energy	7,670
Total liabilities	$ 98,500

Net assets contributed	$ 2,707,741

5. Commitments and Contingencies
Contingencies
The Company from time to time is a party to certain other claims arising in the ordinary- course of business. Cornerstone is of the opinion that final disposition of these claims will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Related Party Commitments
Asset Management Agreements
Effective as of August 11, 2025, Cornerstone entered into an asset management agreement (“AMA”) with Kindle Energy II LLC (“Kindle”). Under the terms of the AMA, Cornerstone pays Kindle for asset management services, including operations oversight, finance, accounting and treasury back-office services as well as executive management oversight to the Cornerstone power generation facilities. The contract has an initial term of 3 years and automatically renews for subsequent one-year terms thereafter unless terminated by either party with 30 days’ written notice prior to the completion of the then-current term.
The Company has a payable of $2.2 million owed under the Kindle AMA in Accounts payable and other accrued liabilities on the accompanying consolidated balance sheet as of December 31, 2025. Costs of the Kindle AMA, including pass through expenses, of $2.2 million are included in General and administration expenses on the accompanying consolidated statement of operations and comprehensive loss. Certain authorized signatories of the Company are also executive team members of Kindle and therefore are deemed to have the ability to exercise significant influence.
Other Related Party
The Company has a payable of $0.2 million under a shared information technology cost sharing agreement (“IT Cost Sharing Agreement”) owed to Gavin Power LLC, an entity under common control, in Accounts payable and other accrued liabilities on the accompanying balance sheet as of December 31, 2025. Costs of the IT Cost Sharing Agreement of $0.3 million are included in Operating expenses on the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2025.
Other Commitments
Operations and Maintenance Service Agreements
Cornerstone has operations and maintenance agreements (“O&M Agreements”) with third-party service providers, Consolidated Asset Management Services (Ohio), LLC and Consolidated Asset Management Services (Indiana), LLC (collectively, “CAMS”). Pursuant to the agreements, CAMS provides administrative, operating and maintenance services to the Cornerstone power generation facilities. In exchange, the Company is required to pay fixed monthly management fees and to reimburse the service providers for all labor costs, including payroll and taxes, subcontractor costs and other costs deemed reimbursable under the O&M Agreements. The agreements have an initial term of one year and renew automatically unless either party provides 90 days’ written notice prior to the end of the then-current term.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
Fuel Transportation Agreements
On January 30, 2017, Lawrenceburg Power, LLC entered into a firm gas transportation agreement with a maximum delivery quantity of 180,000 Dth/d. This agreement has a fixed price component as well as variable usage charges. Both charges are based on tariff rate schedules and are in force through May 31, 2031.
On October 1, 2015, Darby Power, LLC entered into an agreement to have gas delivered to the facility. Service under this agreement commenced on April 1, 2016. The contract specifies maximum daily quantities to be delivered to the facility. The fees charged are based on a tariff rate schedule as defined in the contract. The contract, as amended, expires on October 31, 2031. There is no automatic renewal clause in the contract.
Electric Interconnection
Waterford
Waterford is party to an Interconnection Service Agreement with PJM and Ohio Power Company. The agreement provides interconnection services. The agreement requires that each party is responsible for their own interconnection facilities up to defined interconnection points and provides interconnection of Waterford with the dual 345kV transmission system. This agreement will remain active throughout the operational life of the plant.
Darby
Darby is party to an Interconnection Service Agreement with PJM and Ohio Power Company. The agreement provides interconnection services. The agreement requires that each party is responsible for their own interconnection facilities up to defined interconnection points and provides interconnection of Darby with the 345kV transmission system. This agreement will remain active throughout the operational life of the plant.
Lawrenceburg
Lawrenceburg is party to an Interconnection Service Agreement with PJM and Indiana Michigan Power Company. The agreement provides interconnection services. The agreement requires that each party is responsible for their own interconnection facilities up to defined interconnection points and provides interconnection of Lawrenceburg with the 345kV transmission system. This agreement will remain active throughout the operational life of the plant.
Other Long-Term Service Agreements
The Company’s facilities are party to long-term service agreements with established counterparties, pursuant to which the counterparties will provide parts, inspection and

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
maintenance services with respect to the units covered under these agreements. The agreements extend through 2034 for Waterford and 2037 for Lawrenceburg.
Contractual Obligations
The Company has various long-term contractual and commercial commitments of which the significant contracts have been previously discussed in this note. The following table summarizes the significant contractual and commercial obligations as of December 31, 2025:

	2026	2027	2028	2029	2030
	(In Millions)
Long-term and other service agreements	$ 7.5	$ 13.0	$ 0.4	$ 0.5	$ –

Total contractual obligations	$ 7.5	$ 13.0	$ 0.4	$ 0.5	$ –

6. Stock-based Compensation
The Company accounts for share-based compensation in accordance with ASC 718. Equity instruments issued to its board members and non-employees in exchange for goods or services are measured at fair value on the grant date and recognized over the requisite service period, which is generally the vesting period. The Company accounts for forfeitures as they occur.

Cornerstone Generation Holdings, LP, an indirect parent of the Company, granted Class B Units that vest upon the satisfaction of a combination of service-based and performance-based conditions. Share-based compensation expense will be recognized using the graded vesting method over the requisite service period.

Under the Cornerstone 2025 Incentive Plan (the “2025 Incentive Plan”), certain board members and employees of Kindle, a related party, may earn additional compensation, based on the performance of Cornerstone, that is funded by capital contributions.  On the Contribution Date (“Grant Date”), Cornerstone Generation Holdings, LP granted Class B Units subject to both service and performance conditions. Eighty percent of awards have an operational milestone expected to be met over an estimated four-year period and the remaining twenty percent of awards vest upon a change of control transaction.

On January 15, 2026, ECP signed an agreement to sell 100% of its ownership interest in Cornerstone (collectively, the “Cornerstone Sale Agreement”). As a result of the Cornerstone Sale Agreement, an expected change of control transaction, which was anticipated as of December 31, 2025, the Company recognized $1.2 million in stock-based compensation expense,

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
which is included within General and administration expense in the consolidated statement of operations and comprehensive loss. As of December 31, 2025, total unrecognized compensation cost related to unvested awards was $17.7 million, which is expected to be recognized over the remaining weighted-average requisite service period of 3.9 years. As part of the AMA termination (see Note 10. Subsequent Events for additional details), a substantial number of the units were forfeited. The number of Class B units granted is 25,372 and none are vested as of December 31, 2025. The weighted average grant date fair value is $853 per Class B unit. There were no forfeitures during the year.

Valuation of Awards

The grant-date fair value of the award is calculated on the Grant Date using the Option-pricing model. The risk-free interest rate is based on the U.S. Treasury yield curve in effect as of the Grant Date. The expected dividend yield assumption is based on the Company’s expectation of dividend payouts and is assumed to be zero. The estimated volatility is based on observed historical equity volatility for public companies. The expected term represents the period that the awards are expected to be outstanding and is determined using the simplified method for plain-vanilla options.

For determining stock-based compensation expense, the fair value is estimated using the Option-pricing model with an expected term of 5.4 years, expected volatility of 50% and risk-free interest rate of 3.8%.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
7. Credit and Financing Facilities
The schedule below summarizes the Company’s outstanding debt:

December 31
2025
(In Millions)

Term loan B	$ 1,396.5
Revolving credit facility	–
Subtotal long-term debt	1,396.5
Less: issue discount, net	(3.6)
Less: deferred financing costs, net	(32.8)
Total long-term debt	1,360.1
Less: current portion of long-term debt	(14.0)
Non-current portion of long-term debt	$ 1,346.1

Outstanding loans are secured by all the assets and contract rights of the Company and its subsidiaries.
Contractual principal repayments or maturities of debt instruments for the five succeeding years ending December 31are as follows:

	2026	2027	2028	2029	2030	2031 and thereafter
Total contractual principal repayments or maturities	$ 14.0	$ 14.0	$ 14.0	$ 14.0	14.0	$1,326.5

Credit Facilities
On August 11, 2025, the Company entered into a credit facility agreement (the “Amended Credit Agreement”) with a syndicate of financial institutions and investors as lenders.
As of December 31, 2025, the Amended Credit Agreement included a revolving credit facility (“RCF”) of $125.0 million maturing in August 2030 and term loan B (“TLB”) facility of aggregate principal amount of $1.4 billion maturing in August 2032.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
The term loans under the Amended Credit Agreement amortize at a rate of 0.25% per quarter of the original principal amount, or $3.5 million per quarter, payable in equal quarterly installments beginning on December 31, 2025. As of December 31, 2025, the remaining mandatory amortization payments total $91.0 million through June 2032, with the remaining principal balance due at maturity in August 2032.
In connection with the Business Combination, the Company entered into a commitment letter for the TLB. The facility included a ticking fee that accrued at a rate of 1.62% that stepped up to 3.25% per annum on the daily amount of undrawn commitments, beginning on January 12, 2025, through the Acquisition Date. As of December 31, 2025, the accumulated ticking fee expense was $20.8 million, which is recognized within Interest expense, net in the consolidated statement of operations and comprehensive loss.
Applicable Interest Rates
The applicable interest rate margins on borrowings under the Amended Credit Agreement are 3.25% for SOFR loans and 2.25% for base rate loans. The applicable interest rates for borrowings under the RCF are established on each borrowing and set for a period of time as prescribed in the 2025 Amended Credit Agreement.
Additionally, the Company incurs commitment fees under the Credit Facility related to the unused portion of the RCF of 0.5%, which is included in Interest expense, net on the accompanying consolidated statement of operations and comprehensive loss.
Covenant Compliance
The Amended Credit Agreement requires that proceeds from borrowings, the receipt of revenues, debt service payments and the payments for certain defined expenses be segregated into separate bank accounts. Accordingly, the Company has established the required bank accounts and pledged all its rights, title and interest in the bank accounts as security for its payment obligations under the Amended Credit Agreement.
In addition, the Amended Credit Agreement provides for a quarterly cash sweep, five days after the delivery of each quarterly and annual compliance certificate, until the discharge of the Company’s TLB obligations.
The Company’s Amended Credit Agreement contains customary affirmative and negative covenants and specified events of default. These affirmative and negative covenants include, among other things, and subject to certain qualifications and exceptions, covenants that restrict the Company’s ability to: incur or guarantee additional indebtedness; create or permit liens on assets; make certain investments and other restricted payments; and transfer or sell certain assets. The TLB facility contains a financial maintenance covenant, that requires the Company to maintain a debt service coverage ratio of no less than 1.10:1.00

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
As of December 31, 2025, the Company was in compliance with its covenants related to its debt obligations.
 As of December 31, 2025, the Company had committed letters of credit totaling $125.0 million, of which $73.2 million was utilized and $51.8 million was available for use. Letters of credit issued under the RCF reduce availability on a dollar-for-dollar basis.
8. Derivative Instruments and Hedging Activities
Cornerstone is exposed to financial risks resulting from fluctuations in commodity prices, natural gas prices and interest rates. To manage the volatility relating to these exposures, Cornerstone uses a variety of derivative instruments, including forward contracts, options, futures contracts and swaps. The derivatives are used for risk management purposes.
Cornerstone’s derivative instruments expose the Company to credit risk to the extent counterparties may be unable to meet the terms of the contractual arrangements. The Company seeks to mitigate such risk by transacting with a group of creditworthy financial institutions and through the use of master netting arrangements. The Company elected to present all derivative assets and liabilities on a net basis on the consolidated balance sheet as a right to set-off exists. There was no cash collateral received or pledged as of December 31, 2025 related to the Company’s commodity derivative transactions.
Interest Rate Swaps
The Company’s debt is indexed to base rates, primarily SOFR. To manage exposure to interest rate risk, the Company enters into interest rate swap agreements. As of December 31, 2025, the maximum remaining term of these hedging arrangements was 33 months.
Commodity Derivatives
Cornerstone utilizes financially settled derivatives to manage its exposure to volatility in commodity prices. Cornerstone’s risk policy does not allow derivatives to be used for speculative or trading purposes.
In order to manage the fluctuations in gross margin due to commodity prices, the Company entered into various derivative instruments, which include financially settled gas, power and spark spread transactions to economically hedge revenue and fuel costs. The Company entered into various financial power and gas transactions during 2025, some of which extend through 2027 as well as several capacity swaps extending through May 2033.
The Company has not elected hedge accounting for these derivative instruments. As a result, changes in fair value are recognized in the accompanying consolidated statement of operations and comprehensive loss.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
As of December 31, 2025, the absolute notional amounts of commodity derivative instruments that did not qualify or were not designated under the normal purchase/normal sale exemption and interest rate hedging instruments were as follows:

Derivative Instruments	Unit of Measure	Notional Amounts
		2025

Power	MWh	15,060
Natural gas	MMBtu	104,244
Interest rate hedging instruments	dollars in millions	$ 691

The Company applies recurring fair value measurements to derivative assets and liabilities. In determining fair value, the Company generally uses the market approach and incorporates assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation techniques. These inputs can be readily observable, market corroborated or are generally unobservable internally developed inputs. Derivative assets and liabilities are classified depending on how readily observable the inputs used in the valuation techniques are as follows:
Level 1 – Level 1 represents unadjusted quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date. This category includes energy derivative instruments that are exchange traded or that are cleared and settled through the exchange. The Company currently does not have any Level 1 derivative assets or liabilities.
Level 2 – Level 2 represents quoted market prices for similar assets or liabilities in active markets, quoted market prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data. This category includes the Company’s power and capacity swaps, natural gas forwards and interest rate swaps at December 31, 2025.
Level 3 – Level 3 includes energy derivative instruments whose fair value is estimated based on internally developed models and methodologies utilizing significant inputs that are generally less readily observable from objective sources (such as market heat rates, implied volatilities and correlations). Over the counter, complex, or structured derivative instruments that are transacted in less liquid markets with limited pricing information would be included in Level 3. The Company currently does not have any Level 3 derivative assets or liabilities.
Fair value measurements of the Company’s derivative assets and liabilities based on the above hierarchy are as follows:

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)

	Level 1	Level 2	Level 3	Total Fair Value
(In Millions)
December 31, 2025
Assets
Power/gas swaps	$ –	$ 0.2	$ –	$ 0.2
Interest rate swaps	–	–	–	–
Total Assets	$ –	$ 0.2	$ –	$ 0.2

Liabilities
Power/gas swaps	$ –	$ (87.7)	$ –	$ (87.7)
Interest rate swaps	–	(2.0)	–	(2.0)
Total Liabilities	$ –	$ (89.7)	$ –	$ (89.7)

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
The following tables summarize the location and fair value of energy derivative instruments and interest rate swaps on Cornerstone’s consolidated balance sheet:

December 31
2025
(In Millions)
Current assets:
Interest rate swap	$ –
Power/gas swaps	0.2
0.2
Long term assets:
Interest rate swap	–
Power/gas swaps	–
–
Total derivative asset	$ 0.2

Current liabilities:
Interest rate swap	$ (0.1)
Power/gas swaps	(56.6)
(56.7)
Long term liabilities:
Interest rate swap	(1.9)
Power/gas swaps	(31.1)
(33.0)
Total derivative liabilities	$ (89.7)

The fair values of current and long-term derivative assets as of December 31, 2025, would be $8.9 million and $0.1 million, respectively, if these transactions were recorded on a gross basis. The fair values of current and long-term derivative liabilities as of December 31, 2025, would be $65.4 million and $33.1 million, respectively, if these transactions were recorded on a gross basis.
The Company has realized hedge receivables of $1.8 million in Other receivables and realized hedge payables of $5.6 million in Accounts payable and other accrued liabilities on the accompanying consolidated balance sheet as of December 31, 2025.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
The following table presents the effects of derivative instruments on the Company’s accompanying consolidated statement of operations and comprehensive loss (realized and unrealized gains and losses) for the year ended December 31, 2025.

	Location	December 31
2025
(In Millions)

Loss on power/capacity swaps	Operating revenues, net	$ 37.9
Loss on gas swaps	Operating expense	$ 25.8
Loss on interest rate swaps	Interest expense	$ 0.9

9. Details of Certain Accounts
Accounts payable and other accrued liabilities consist of the following:

December 31
2025
(In Millions)
Trade accounts payable and other vendor accruals	$ 8.7
Hedge settlements payable	5.6
Property and other taxes payable	10.5
Other	2.3
Total Accounts payable and other accrued liabilities	$ 27.2

10. Subsequent Events
The Company has evaluated events and transactions for possible disclosure and recognition that occurred between December 31, 2025, and April 30, 2026, which is the date the accompanying consolidated financial statements were available to be issued.
On January 15, 2026, ECP signed an agreement to sell 100% of its ownership interest in Cornerstone. The transaction, which is expected to close in the second half of 2026, is subject to standard approvals, including from the Federal Energy Regulatory Commission. Also, the Indiana Utility Regulatory Commission must approve the sale of the Lawrenceburg power plant. As a result of this announcement, ECP amended its AMA with Kindle whereby ECP has terminated the AMA effective January 14, 2026. Pursuant to the amendment, Kindle will continue to provide all AMA services through the date of the sale.

Cornerstone Generation, LLC and Subsidiaries
(A Delaware Limited Liability Company)
Notes to Consolidated Financial Statements (continued)
On February 24, 2026, the Company entered into Amendment No. 2 to its credit agreement, which reduced the applicable margin on Term Loans from 3.25% to 2.25% for SOFR-based borrowings and from 2.25% to 1.25% for base rate borrowings. The amendment did not impact Revolving Loans, which continue to bear interest at SOFR plus 3.25% or the base rate plus 2.25%.
The amendment also modified the Excess Cash Flow sweep provisions to include a post-closing deferral period, during which no ECF sweep is required.